LOCORR INVESTMENT TRUST
THIRD AMENDMENT TO THE
CUSTODY AGREEMENT

        THIS THIRD AMENDMENT, dated as of the 10th day of May, 2013, to the Custody Agreement dated as of February 14, 2011, amended December 2, 2011 and April 11, 2013 (the "Custody Agreement"), is entered into by and between LOCORR INVESTMENT TRUST, an Ohio business trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Custody Agreement; and

WHEREAS, the parties desire to amend the fees and the length of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Article XIII, Section 13.01, 13.02 and 13.03 shall be superseded and replaced with the following:

13.01           Effective Period.  This Agreement shall become effective as of May 10, 2013 and will continue in effect for a period of three years.

13.02                      Termination.  This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  In addition, the Trust may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

13.03           Early Termination.  In the absence of any material breach of this Agreement or complete liquidation and termination of the Trust, should the Trust elect to terminate this Agreement prior to the end of the three year term, the trust agrees to pay the following fees:

a) All monthly fees through the life of the contract, including the rebate of any negotiated discounts;
b) All fees associated with converting services to a successor service provider;
c) All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
d) All out-of-pocket costs associated with a-c above

Exhibit D of the Custody Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

LOCORR INVESTMENT TRUST	U.S. BANK NATIONAL ASSOCIATION

By: _/s/Jon C. Essen	By: /s/ Michael R. McVoy

Name: Jon C. Essen	Name: Michael R. McVoy

Title: COO/Trustee	Title: Senior Vice President

Amended Exhibit D to the Custody Agreement - LoCorr Investment Trust

DOMESTIC CUSTODY SERVICES

Annual Fee Per Fund*
.0050% (½ basis point) on the market value

Minimum annual fee per fund - $xxx, plus portfolio transaction fees

Portfolio Transaction Fees
$ xxx  /book entry DTC transaction/Federal Reserve transaction/principal paydown
$ xxx  /short sale
$ xxx  /U.S. Bank repo agreement transaction
$ xxx  /option/future contract written, exercised or expired
$ xxx  /mutual fund trade/Fed wire/margin variation Fed wire
$ xxx  /physical transaction
$ xxx  /segregated account per year

▪  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪  No charge for the initial conversion free receipt.
▪  Overdrafts – charged to the account at prime interest rate plus 2.

Chief Compliance Officer Support Fee (Fund Complex)*
▪  $ xxx  /year

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Amended Exhibit D (continued) to the Custody Agreement - LoCorr Investment Trust

GLOBAL SUB-CUSTODIAL SERVICES
Country	Safekeeping	Transaction	Country	Safekeeping	Transaction	Country	Safekeeping	Transaction
Argentina	12.0	$ XXX	Guinea Bissau*	40.0	$ XXX	Pakistan	24.0	$ XXX
Australia	1.0	$ XXX	Hong Kong	2.0	$ XXX	Peru	35.0	$ XXX
Austria	1.7	$ XXX	Hungary	20.0	$ XXX	Philippines	3.9	$ XXX
Bahrain	40.0	$ XXX	Iceland	12.0	$ XXX	Poland	12.0	$ XXX
Bangladesh	32.0	$ XXX	India	8.0	$ XXX	Portugal	4.8	$ XXX
Belgium	1.2	$ XXX	Indonesia	5.8	$ XXX	Qatar	36.0	$ XXX
Benin*	32.0	$ XXX	Ireland	1.5	$ XXX	Romania	28.0	$ XXX
Bermuda	12.0	$ XXX	Israel	9.6	$ XXX	Russia - Eq+Bonds	30.0	$ XXX
Botswana	20.0	$ XXX	Italy	1.5	$ XXX	Russia - MINFINs	12.0	$ XXX
Brazil	7.2	$ XXX	Ivory Coast	32.0	$ XXX	Senegal*	32.0	$ XXX
Bulgaria	32.0	$ XXX	Jamaica*	28.0	$ XXX	Singapore	1.5	$ XXX
Burkina Faso*	32.0	$ XXX	Japan	1.0	$ XXX	Slovak Republic	20.0	$ XXX
Canada	1.0	$ XXX	Jordan	32.0	$ XXX	Slovenia	20.0	$ XXX
Cayman Islands*	0.8	$ XXX	Kazakhstan	48.0	$ XXX	South Africa	1.5	$ XXX
Channel Islands*	1.2	$ XXX	Kenya	24.0	$ XXX	South Korea	4.8	$ XXX
Chile	16.0	$ XXX	Latvia - Equities	12.0	$ XXX	Spain	1.0	$ XXX
China"A" Shares	9.6	$ XXX	Latvia - Bonds	20.0	$ XXX	Sri Lanka	12.0	$ XXX
China"B" Shares	9.6	$ XXX	Lebanon	20.0	$ XXX	Swaziland	24.0	$ XXX
Columbia	32.0	$ XXX	Lithuania	16.0	$ XXX	Sweden	1.0	$ XXX
Costa Rica	12.0	$ XXX	Luxembourg	3.2	$ XXX	Switzerland	1.0	$ XXX
Croatia	28.0	$ XXX	Malaysia	2.9	$ XXX	Taiwan	12.0	$ XXX
Cyprus*	12.0	$ XXX	Mali*	32.0	$ XXX	Thailand	2.9	$ XXX
Czech Republic	9.6	$ XXX	Malta	17.6	$ XXX	Togo*	32.0	$ XXX
Denmark	1.5	$ XXX	Mauritius	24.0	$ XXX	Trinidad & Tobago*	24.0	$ XXX
Ecuador	28.0	$ XXX	Mexico	1.5	$ XXX	Tunisia	32.0	$ XXX
Egypt	25.6	$ XXX	Morocco	28.0	$ XXX	Turkey	9.6	$ XXX
Estonia	5.6	$ XXX	Namibia	24.0	$ XXX	UAE	36.0	$ XXX
Euromarkets³	1.0	$ XXX	Netherlands	1.5	$ XXX	United Kingdom	1.0	$ XXX
Finland	2.4	$ XXX	New Zealand	2.0	$ XXX	Ukraine	19.2	$ XXX
France	1.0	$ XXX	Niger*	32.0	$ XXX	Uruguay	40.0	$ XXX
Germany	1.0	$ XXX	Nigeria	24.0	$ XXX	Venezuela	32.0	$ XXX
Ghana	20.0	$ XXX	Norway	1.5	$ XXX	Vietnam*	32.0	$ XXX
Greece	7.2	$ XXX	Oman	40.0	$ XXX	Zambia	24.0	$ XXX

Amended Exhibit D (continued) to the Custody Agreement - LoCorr Investment Trust

Annual base fee:  $ xxx  per fund, plus safekeeping and transaction costs as shown above.

▪  Additional customer documentation and indemnification will be required prior to establishing accounts in markets with a *
▪  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).  Surcharges may apply if a security is held outside of the local market.
▪  Straight Through Processing – fees waived.
▪  Foreign Exchange transactions undertaken through a third party will be charged $ xxx.
▪  Tax reclamation services may be subject to additional charges depending upon the service level . Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $ xxx per claim.

Out of Pocket Expenses
▪  Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, SWIFT reporting and message fees, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪  A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.